UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1227 South Patrick Drive, Building 2A, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On December 28, 2010, Lighting Science Group Corporation, a Delaware corporation (the “Company”) issued, pursuant to the Company’s previously disclosed recapitalization, 44,072,123 shares of common stock, par value $0.001 per share (the “Common Stock”), in exchange for all of the Company’s 67,260,303 outstanding shares of Series D Non-Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). Depending on the date of issuance, each holder of Series D Preferred Stock received between 0.64 and 0.66 shares of Common Stock in exchange for each of such holder’s shares of Series D Preferred Stock.

Such exchange was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from registration provided by section 3(a)(9) of the Securities Act.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2010, the Board of Directors (the “Board”) of the Company approved and adopted the Second Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately.

A summary of the changes effected by the adoption of the Bylaws are as follows:

•

A special meeting of the stockholders may be called by the Chairman of the Board, the President of the Company, a majority of the Board or holders of at least 50.1% of the total number of shares of capital stock of the Company issued, outstanding and entitled to vote.

•

The record date for any meeting of the stockholders must be set not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware.

•

Stockholders may include the nomination of directors or other proposals in a proxy statement prepared by the Company by submitting notice to the Company not less than 90 days nor more than 180 days prior to the date of the immediately preceding year’s annual meeting of stockholders. If the date of the annual meeting of stockholders is more than 30 days from the anniversary date of the prior year’s annual meeting, the nominating stockholder must submit notice to the Company not later than the close of business on the seventh day following the earlier of: (i) the date on which notice of the date of the annual meeting of stockholders was first mailed by or on behalf of the Company or (ii) public disclosure of the date of the annual meeting of stockholders was first made by or on behalf of the Company. A nominating stockholder must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The notice required to include the nomination of directors in a proxy statement prepared by the Company must include, among other things: (i) the information with respect to each proposed nominee that would be required in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act, (ii) a completed independence questionnaire regarding each proposed nominee, (iii) a description of any voting commitments and/or other obligations by which each proposed nominee is or will be bound as a director, (iv) a description of any material relationships between each proposed nominee and the nominating stockholder and (v) a notarized affidavit executed by each proposed nominee to the effect that, if elected as a member of the Board, he or she will serve and that he or she is eligible for election as a member of the Board.

The notice required to include any business other than the nomination of directors in a proxy statement prepared by the Company must include, among other things: (i) notice of the proposal and the text of any amendment or supplement to such proposal, (ii) evidence of the proposing stockholder’s status as a stockholder of the Company and of the number of shares of each class of the capital stock of the Company beneficially owned by such stockholder and a description of any other securities or interests of the Company held by such stockholder, (iii) a list of the names, addresses and number of shares of each class of the Company’s capital stock beneficially owned by the stockholder(s) with whom the proposing stockholder is acting in concert and a description of any other securities or interests of the Company held by such stockholder(s) and (iv) a description of any interest that the proposing stockholder has in the proposal, any benefits that such stockholder may derive from the outcome of the proposal and any agreements such stockholder has with other parties in connection with the proposal.

•

The Company will indemnify and advance expenses to any person who is, or is threatened to be made, a witness in or a party to any legal action due to such person being a current or former director, officer, employee or agent of the Company to the fullest extent permitted by applicable law in effect on the effective date of the Bylaws and to such greater extent as applicable law may thereafter permit. However, no person will be entitled to indemnification or advancement of expenses with respect to any legal action brought or made by such person against the Company.

The foregoing summary does not purport to be complete as to all of the changes or, with respect to any given change, as to all aspects of such change and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: December 28, 2010	By:	/s/ Zachary S. Gibler
	Name:	Zachary S. Gibler
	Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Lighting Science Group Corporation